Registration Statement No. 333–238458–02
Dated October 9, 2020
Securities Act of 1933; Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. I–E TO PROSPECTUS SUPPLEMENT
DATED JUNE 18, 2020 TO PROSPECTUS DATED JUNE 18, 2020

Credit Suisse AG

Securities Linked to the Performance of One or More Reference Exchange Rates or a Basket of Reference Exchange Rates

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This product supplement sets forth terms that will apply generally to the securities offered by this product supplement, which we refer to as the “securities.” The specific terms of a particular issuance of securities, including the calculation of any amount due on the securities, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.” If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The securities are senior unsecured medium-term notes issued by Credit Suisse AG, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more currency exchange rates or a basket of currency exchange rates, as specified in the applicable pricing supplement. We refer generally to each currency (a “reference currency”) relative to a base currency (a “base currency”) as a “reference exchange rate” or an “underlying” and to each underlying included in a basket as a “basket component.” We refer to the country or economic region the lawful currency of which is a reference currency as a “reference currency country” and the country or economic region the lawful currency of which is a base currency as a “base currency country” (each reference currency country, base currency country or any political subdivision or regulatory authority thereof or relevant supranational organization, a “relevant country”). The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The securities may be subject to an automatic redemption and/or may be redeemable at our option, in each case in whole or in part, as set forth in the applicable pricing supplement, together with any applicable coupons. We refer to such automatic redemption and redemption at our option as an “early redemption.” The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The key dates of the securities will be specified in the applicable pricing supplement, subject to postponement as set forth under “Description of the Securities—Postponement of calculation dates,” herein. Unless previously redeemed or purchased by us and cancelled, the securities will be redeemed on the maturity date for an amount in cash determined as set forth in the applicable pricing supplement.

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable amount of any such coupons and/or rate per annum, as well as any other terms and conditions relating to the calculation, frequency and payment of such coupons.

The securities will not be listed on any securities exchange.

Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

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The date of this product supplement is October 9, 2020

Table of Contents

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Page

Summary	PS-1
Risk Factors	PS-3
Supplemental Use of Proceeds and Hedging	PS-16
Description of the Securities	PS-18
The Underlyings or Basket	PS-27
United States Federal Tax Considerations	PS-28
ERISA Considerations	PS-43
Underwriting (Conflicts of Interest)	PS-45
Notice to Investors	PS-47

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We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. At the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the securities in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

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Summary

The following is a summary of the terms of the securities and other information that you should consider before deciding to invest in the securities. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and prospectus. The pricing supplement for the securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the securities and how are payments on the securities determined?

The securities are senior unsecured medium-term notes issued by us, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. Subject to acceleration and early redemption, if applicable, any payment will be determined as set forth in the applicable pricing supplement.

Any payment due on the securities is subject to our ability to pay our obligations as they become due.

Do the securities guarantee the return of my investment?

The payment of any amount due on the securities will be determined pursuant to the terms described in the applicable pricing supplement. The applicable pricing supplement will specify the circumstances in which you could lose some or all of your investment, as applicable. In addition, any payment on the securities is subject to our ability to pay our obligations as they become due.

Will I receive coupons on the securities?

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable amount of any such coupons and/or rate per annum, as well as any terms and conditions relating to the calculation, frequency and payment of such coupons.

Are there risks involved in investing in the securities?

An investment in the securities involves risks. Please see the “Risk Factors” section beginning on page PS-3.

What will I receive if the securities are redeemed prior to maturity?

If applicable, the securities may be redeemed prior to maturity under circumstances as set forth in the applicable pricing supplement. If the securities are redeemed prior to the maturity date, you will receive only the amount specified in the applicable pricing supplement, and any applicable coupons to, and including, the early redemption date. In this case, you will lose the opportunity to be paid coupons, if any, or participate in the performance of any underlying or the basket from the early redemption date to the originally scheduled maturity date. For additional information, please refer to “Description of the Securities — Early redemption; defeasance” herein.

Will there be an active trading market in the securities?

The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. See “Risk Factors— The estimated value of the securities on the trade date may be less than the price to public.” In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else is equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time to be specified in the applicable pricing supplement.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Will the securities be distributed by affiliates of the Issuer?

Credit Suisse Securities (USA) LLC (“CSSU”) is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the securities?

Please refer to “United States Federal Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

Risk Factors

A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the securities.

General Risks Relating to the Securities

The securities are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay all amounts due on the securities. Therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

Your actual yield on the securities may be different from the amount of any payment you receive on the securities in real value terms

Regardless of the amount of any payment you receive on the securities, you may nevertheless suffer a loss on your investment in the securities in real value terms. This is because inflation may cause the real value of any payment you receive on the securities to be less at maturity or upon early redemption, if applicable, than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive return in real value terms. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The estimated value of the securities on the trade date may be less than the price to public

The initial estimated value of your securities on the trade date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the securities includes the agent’s discounts or commissions as well as transaction costs, such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the trade date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and the time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to the estimated values of similar securities of other issuers.

Our internal funding rate may negatively affect the value of the securities

The internal funding rate we use in structuring notes (such as these securities) is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If, on the trade date, our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “— Secondary market prices” below.

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying(s) or the basket has appreciated during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

There may be little or no secondary market for the securities

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may be forced to sell your securities at a substantial loss. You should be willing and able to hold your securities to maturity.

Secondary market prices, if any, for the securities cannot be predicted

If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, this secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities, which will be disclosed on the cover of the applicable pricing supplement, does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else is equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission and, as a result, the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time as set forth in the applicable pricing supplement.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts owed to you under the securities.

Unpredictable economic and market factors may affect the value of the securities prior to maturity

The value of the securities on the trade date may be estimated by using a combination of the components described in the risk factor “The estimated value of the securities on the trade date may be less than the price to public” above. Similarly, the value of the securities prior to maturity may be influenced by a number of factors that impact the value of such components generally, like fixed income securities and options, such as:

•	the time to the maturity of the securities;

•	interest and yield rates in the markets generally, and in particular, in any relevant country;

•	the volatility of any underlying(s);

•	investors’ expectations regarding the rate of inflation;

•	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and may affect the level(s) of any underlying(s) or the basket; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may compound or offset, in whole or in part, the effects of any change resulting from any other factor(s).

There may be conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates may be adverse to your interests as an investor in the securities. For example, we, CSSU and/or any other affiliate of ours may, from time to time, buy or sell futures contracts and/or other derivative instruments linked or related to any underlying(s) or for our or their own accounts in connection with our or their normal business practices. These transactions could affect the level(s) of such underlying(s), and thus, the value of the securities.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining any amounts due to you.

We or our affiliates may also currently, or from time to time in the future, publish research reports or otherwise express opinions regarding an underlying, and these reports or opinions may or may not recommend that investors buy or hold such underlying. As a prospective purchaser of the securities, you should undertake an independent investigation of the underlying(s) that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Further, hedging activities may adversely affect any payment on, and the value of, the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we or our affiliates may receive in connection with the sale of the securities, which creates an additional incentive to sell the securities to you. In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying(s). By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities

As calculation agent, Credit Suisse International, our affiliate, will determine, among other things, any value required to be determined under the securities and any amounts owed to you under the terms of the securities. In addition, if certain events occur, Credit Suisse International will be required to make certain discretionary judgments that could significantly affect what you receive at maturity or, if applicable, any other payment owed to you under the securities. In making these judgments, Credit Suisse International’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

•	determining whether a market disruption event has occurred;

•	determining the value of an underlying to which your securities may be linked if the level is not otherwise available or a market disruption event has occurred;

Any of these determinations made by Credit Suisse International, in its capacity as calculation agent, may adversely affect any payment owed to you under the securities.

The offering of any securities does not constitute an expression of our views about, or a recommendation to invest in, any reference currency, base currency, reference exchange rate or basket

The offering of any securities is not an expression of our views about how any reference currency, base currency, reference exchange rate or basket will perform over the term of the securities and should not be misconstrued as a recommendation to hold or trade any reference currencies or base currencies on which any reference exchange rate or basket depends or to invest (directly or indirectly, by taking a long or short position) in instruments linked or related to, any reference currency, base currency, reference exchange rate or basket. As a global financial institution, we and our affiliates may, and often do, hold and trade currencies and have positions (long, short or both) in instruments linked or related to, any reference currency, base currency, reference exchange rate or basket that may conflict with an investment in the securities. See the risk factor “— There may be conflicts of interest” above for examples of potentially conflicting positions we may have. In addition, our affiliates or agents may publish research reports from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with other such research, opinions or recommendations and may be modified from time to time without notice. Any such research, opinions or recommendations could affect the level(s) of any underlying(s) or the basket and, therefore, the value of the securities. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

Holdings and future sales of the securities by our affiliates may affect the value of the securities

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in such offering. Circumstances may occur in which our interests, or those of our affiliates, could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the securities may fall. The negative effect of such sales on the prices of the securities could be pronounced because secondary trading in the securities is likely to be limited and illiquid.

We may engage in hedging and trading in reference currencies and base currencies or in instruments linked or related to any underlying(s)

While the securities are outstanding, we or any of our affiliates may carry out hedging activities related to the securities, including trading in the reference currencies and base currencies on which any underlying(s) depend or in instruments linked or related to any underlying(s). Even if there is an active trading market, there may not be enough liquidity to allow such underlying(s) or such instruments to trade easily, at which point the value of the securities may be adversely affected.

The U.S. federal tax consequences of an investment in the securities may be uncertain.

There is no direct legal authority regarding the proper U.S. federal tax treatment of certain securities that may be offered under this product supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of those securities are uncertain, and the IRS or a court might not agree with the treatment of them described in “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of the securities might be materially and adversely affected.

As described below under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of this product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Features and Terms of the Securities

The securities differ from conventional debt securities and may not return any of your principal amount

Any amount payable on the securities will be determined pursuant to the terms set forth in the applicable pricing supplement. The applicable pricing supplement may specify that you may lose some or all of your principal amount at maturity. Even if the applicable pricing supplement provides for payment of at least your principal amount at maturity (subject to the credit risks of Credit Suisse), you may receive no return on your investment at maturity or the return on your investment at maturity may be less than the amount that would be paid on a conventional debt security of comparable maturity. Under these circumstances, you will not be compensated or fully compensated for any loss in value due to inflation and other factors relating to the value of money over time.

The securities may not pay coupons

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable amount of any such coupons and/or rate per annum, as well as any specific terms and conditions relating to, among other things, the calculation, frequency and payment of such coupons. If the applicable pricing supplement does not provide for the payment of coupons, you will not receive any coupons over the term of the securities. Even if the securities do provide for coupons, the securities may not provide for regular fixed interest payments. The amount and the total number of coupons you receive over the term of the securities, if any, may depend on the performance of one or more underlyings or basket during the term of the securities. In this case, the securities would not be a suitable investment for investors who require regular fixed income payments, since the amount and total number of coupons paid is variable and the total amount of coupons paid may be zero.

In addition, if interest rates generally increase over the term of the securities, it is more likely that the coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, if the securities do not pay regular coupons, it is possible that you will not receive some or all of the contingent coupons over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity or upon early redemption, if applicable, you will not be compensated for the time value of money. The securities are not designed to be short-term investments, so you should carefully consider these risks before investing.

If we pay coupons on the securities, the yield on the securities may be lower than the return on ordinary debt securities with similar maturities

If applicable, we will pay coupons on the securities subject to the terms and conditions specified in such pricing supplement. The rate per annum of such coupons may be lower than the rate you could earn on ordinary coupon-bearing debt securities of ours with similar maturities. As a result, you could receive less with respect to the securities than you could have earned on ordinary coupon-bearing debt securities of ours with similar maturities.

Even if we offer securities with a higher potential yield than ordinary debt securities with similar maturities, more favorable terms to you on the securities may be associated with greater expected volatility of the relevant underlying(s) and, therefore, a greater risk of loss

“Volatility” refers to the frequency and magnitude of changes in the level of an underlying. If the securities provide for payment of coupons with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, you should understand that, the greater the expected volatility with respect to the underlyings on the trade date, the higher the expectation is as of the trade date that changes in the levels of the underlyings could result in you (i) receiving fewer coupons, if any, over the term of the securities, resulting in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity and (ii) losing some or all of your principal amount at maturity. These greater expected risks will generally be reflected in a higher potential yield on the securities as compared to conventional debt securities of ours with similar maturities, or in more favorable terms than for similar securities linked to the performance of an underlying with a lower expected volatility as of the trade date. You should therefore understand that a relatively higher potential yield on the securities may indicate an increased risk of loss. In addition, the volatility of any underlying can change significantly over the term of the securities, which could cause the level of such underlying to rise or fall sharply. This could result in a significant loss of principal for investors in the securities.

The securities may be subject to a maximum return

There may be a maximum payment on the securities, regardless of the performance of any underlying or basket. For example, the securities may be subject to a maximum return or a fixed payment percentage. Under these circumstances, the redemption amount may be limited by such maximum return or fixed payment percentage, even if the performance of the relevant underlying or the basket is greater than such maximum return or fixed payment percentage. Alternatively, the securities may be designed to pay a maximum of the principal amount of your securities plus applicable coupons, if any, regardless of the performance of any underlying or basket. You should not invest in securities that have a maximum return if you seek to participate in the full performance of any relevant underlying or basket.

Securities with a downside leverage factor embedded in their payment terms are highly risky

We may offer securities where a negative return on any underlying or basket will result in a loss on your investment. These securities may have downside leverage where your return at maturity may be multiplied by a downside leverage factor that is greater than 1.0, or 100%. Under these terms, any decrease in the level of any underlying or basket may result in a magnified loss of your investment. You should not invest in such securities unless you fully understand the risks associated with the leverage embedded in their payment terms.

For example, for securities with a buffer, if the final level is less than a specified buffer level, you will be fully exposed to any depreciation in the level of the relevant underlying or basket beyond the buffer level. If the applicable pricing supplement specifies a downside leverage factor greater than 1.0 or 100% then you will be fully exposed to any depreciation beyond the buffer level on a leveraged basis. Accordingly, to the extent the downside leverage factor is greater than 1.0 or 100% and the depreciation in the relevant underlying or the basket exceeds the buffer level, the loss on a percentage basis will exceed the actual depreciation beyond the buffer level on a percentage basis, which will in turn have a more negative impact on your payment at maturity than it would had you invested in the underlying or basket directly. In this case, any downside protection offered by the buffer may be entirely eliminated.

The method of measuring the performance of a reference currency relative to a base currency can materially vary the amount of any payment on the securities

To determine the amount of any payment on the securities, the performance of a reference currency relative to a base currency during the term of the securities will be measured based on a formula specified in the applicable pricing supplement. That method of measurement, which is not the only way in which the performance of the reference currency relative to the base currency could be measured, may result in a less favorable return on the securities than a return that could have been achieved had another method of measurement been used. For example, the amount of any payment may be based on a percentage equal to (i) the final level minus the initial level divided by (ii) the final level. In this circumstance, it is important to understand that your return will not be based on the percentage difference between the initial level and the final level as a percentage of the initial level, but rather as a percentage of the final level. This distinction, which exists because the final level, rather than the initial level, is the denominator of the formula specified above, has important consequences for the amount of any payment on the securities. Specifically, this formula will produce greater losses on the downside and smaller gains on the upside than a formula in which the initial level is the denominator. The greater the depreciation (or appreciation in the case of securities linked to the inverse performance of an underlying), the greater the difference will be between your loss on the securities and the loss that would have resulted had the initial level been the denominator instead of the final level. Accordingly, it may be possible for you to lose a significant amount or even all of your investment in the securities in circumstances in which the reference currency has not lost all of its value relative to the base currency.

The securities may be subject to early redemption, which would limit your opportunity to benefit from any future performance of the underlying(s) or the basket or to be paid coupons, if any, over the full term of the securities

The applicable pricing supplement may specify that the securities are subject to an early redemption at our option or upon the occurrence of a specified event. If the securities are redeemed prior to the maturity date, you will receive only the applicable amount as set forth in the applicable pricing supplement. In this case, you will not benefit from any future performance of the underlying(s) or the basket and, if coupons may be paid on the securities, you would lose the opportunity to continue to be paid coupons, if any, from the early redemption date to the scheduled maturity date.

If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

You may lose some or all of your investment

If the securities are subject to events specified in the applicable pricing supplement, such as a knock-in event, you may lose some or all of your investment if that event occurs with respect to any underlying or basket. The applicable pricing supplement will specify the circumstances under which that event can occur.

Small changes in the spot levels for any underlying or basket could result in a significant loss of your investment

A change in the spot level of any underlying or basket that is only slightly negative (or, in the case of securities linked to the inverse performance of an underlying or basket, slightly positive) may result in significant or complete loss of your investment. For example, in a scenario where the initial level is $1.20 and the final level is $1.00, the percentage change would be 16.67%, but the change in the spot level would be only $0.20. Though only a small change in the spot level, the amount of any payment on the securities could be significantly affected and it could be possible for you to lose a significant amount or even all of your investment in the securities.

If the securities are subject to intraday monitoring, it is possible that a knock-in event could occur under circumstances that would not result in the occurrence of a knock-in event if the securities were instead subject to monitoring at a predetermined time on a single day

The securities may be subject to intraday monitoring or monitoring at a predetermined time on a single day. In the case of intraday monitoring, the level of the relevant underlying or the basket at any time on any trading day during an observation period or on the relevant valuation date(s) will be taken into account when determining the payment on the securities. In the case of monitoring at a predetermined time on a single day the level of the relevant underlying or basket at such predetermined time on any trading day during an observation period will be taken into account when determining the payment on the securities. If the securities are subject to a knock-in event with intraday monitoring, a knock-in event will occur if the level of the relevant underlying or the basket at any time on any trading day during an observation period or on the relevant valuation date(s), as applicable, is less than (or equal to, as applicable) the knock-in level for such underlying or basket, even if the level at a predetermined time on such trading day of such underlying or basket is greater than (or equal to) the knock-in level on that trading day. If the securities are subject to a knock-in event with monitoring at a predetermined time on a single day, a knock-in event will occur if the level of the relevant underlying or the basket at such time on any trading day during an observation period or on the relevant valuation date(s), as applicable, is less than (or equal to, as applicable) the knock-in level for such underlying or basket, even if the level of such underlying or basket at such time is greater than (or equal to) the knock-in level on any other trading day during the observation period or on the relevant valuation date(s), as applicable.

The final level for any underlying or basket may be less than (or, in the case of securities linked to the inverse performance of such underlying or basket, may be greater than) its spot levels at other times during the term of the securities

The final level for any underlying(s) or basket will be calculated based on the spot level of such underlying(s) or basket on the relevant valuation date(s). The final level could be lower than (or, in the case of securities linked to the inverse performance of an underlying or basket, may be greater than) the spot levels for such underlying(s) or basket at other times during the term of the securities. The impact of this difference on your return on the securities could be substantial if there is significant volatility in the spot levels of such underlying(s) or basket during the term of the securities, and in particular, if there is a significant increase or decrease in such spot levels around the time of a valuation date.

The initial level(s) of the relevant underlying(s) or the basket, which will determine the return of that underlying or basket, may be determined on a date prior to or later than the trade date

If so specified in the applicable pricing supplement, the initial level(s) of any underlying(s) or the basket, which will determine the return of that underlying or basket, may be determined prior to or later than the trade date. For example, the applicable pricing supplement may specify that the initial level for an underlying or basket was determined on a date prior to the trade date. Under these circumstances, you will be exposed to any fluctuations in the value of the underlying(s) or the basket beginning on the date on which the initial level(s) are set to the trade date. Alternatively, the applicable pricing supplement may specify that the initial level for an underlying or basket will be determined based on the lowest level or the average level for such underlying or basket during the period from the trade date to a specified future date. Under these circumstances, you will not know the initial level of such underlying or basket until a date later than the trade date.

In the case of securities linked to a basket, the basket components may not be equally weighted

In the case of securities linked to a basket, the basket components may have different weights used in determining the level of such basket. One consequence of an unequal weighting of basket components is that, if a higher-weighted basket component performs poorly while a lower-weighted basket component performs well, the level of such basket will reflect the poor performance of the higher-weighted basket component to a greater extent than it reflects the stronger performance of the lower-weighted basket component. As such, the unequal weighting of basket components may have an adverse effect on the value of the securities and your payment at maturity.

Correlation (or the lack thereof) could have an adverse effect on your return on the securities

In the case of securities linked to a basket, movements in the levels of the basket components may not correlate with each other. At a time when the level(s) of one or more of the basket components increase, the level(s) of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the level(s) of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level(s) of one or more of the other basket components. On the other hand, changes in the levels of the basket components may become highly correlated during periods of decline in the value of such basket components. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of any single basket component may not be offset by the performance of the other basket components and, in fact, each basket component may contribute individually to an overall decline in the level of the basket.

In the case of securities linked to the worst performing of more than one underlying, if the performance of each underlying exhibits no relationship to the other(s), it is more likely that one of the underlyings will cause the securities to perform poorly. However, if the underlyings tend to be related such that the performance of the underlyings is correlated, then it is less likely that only one of the underlyings will cause the securities to perform poorly. To the extent that the underlyings represent different market segments or market sectors, the risk of one of the underlyings performing poorly is greater. As a result, by investing in such securities, you will be exposed to the market risk of the underlyings.

It is impossible to predict what the relationships between the underlyings will be over the term of the securities.

In the case of securities linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the securities are linked to the individual performance of more than one underlying, you will be exposed to the risk of fluctuations in the levels of each underlying separately. Unlike securities that are linked to a basket, where risk is mitigated and diversified among all of the basket components, the amount of any payment on your securities may depend solely on the performance of the worst performing of the underlyings. As such, you will bear the full risk that any of the underlyings will perform poorly.

An investment in the securities is not the same as a direct investment in the reference currency or base currency on which any underlying depends

Your return on the securities will not reflect the return you would have realized on a direct investment in the reference currency or base currency on which any underlying depends. The calculation agent will calculate the amount payable to you at maturity by reference to the level(s) of the underlying(s) on the relevant calculation date(s). Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of any reference currency or base currency included in any underlying or basket, as applicable.

If the level of any underlying or basket changes, the market value of your securities may not change in the same manner

Owning the securities is not the same as owning the reference currency or base currency on which any underlying or basket component depends, as applicable. For example, if the level of any underlying or basket on any day has increased (or, in the case of securities linked to the inverse performance of such underlying or basket, has decreased), the value of the securities may not increase comparably, if at all, on such day and the value of the securities may even decline. Accordingly, changes in the level(s) of any underlying(s) or basket may not result in a comparable change in the value of the securities.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying(s) on any day during the term of the securities, or from calculating the amount of any payment due to you on the securities. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any calculation date is not a trading day, it is possible that one or more calculation date(s), the maturity date, the trade date and/or any other relevant dates as set forth in the applicable pricing supplement will be postponed, and your return could be adversely affected. No coupons or other payment will be payable as a result of such postponement. For additional information, see “Description of the Securities — Postponement of calculation dates” and “Description of the Securities — Market Disruption Events” below.

General Risks Relating to the Underlyings

The securities are subject to currency exchange risk

Foreign currency exchange rates vary over time, and may vary considerably during the term of the securities. The value of a reference currency or base currency is at any moment a result of the supply and demand for that reference currency or base currency, as applicable. Changes in foreign currency exchange rates over time result from the interaction of many factors directly or indirectly affecting economic and political conditions in the relevant countries and other relevant regions.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rates;

•	the balance of payments in any relevant country and between each country and its major trading partners;

•	political, civil or military unrest in any relevant country; and

•	the extent of governmental surplus or deficit in any relevant country.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by any relevant country and those of other countries important to international trade and finance.

The liquidity, trading value and amounts payable, if any, under the securities could be affected by the actions of the governments of any relevant country

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes, or changes in interest rates, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying. Unless that event constitutes a market disruption event or a succession event, we will not make any adjustment or change to the terms of the securities in the event that exchange rates should become fixed, in response to any devaluation or revaluation of any reference currency or base currency or any imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting any reference currency or base currency.

For securities linked to a reference exchange rate that includes a reference currency or base currency that is an emerging markets currency, the value of the securities may be subject to an increased risk of significant adverse fluctuations

Emerging markets currencies may be subject to higher volatility than major currencies, especially in environments of risk aversion and deleveraging. With respect to any emerging or developing nation, there may be a greater possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant countries, which may negatively affect the value of the securities. Global events, even if not directly applicable to an emerging or developing nation or its currency, may increase volatility or adversely affect the value of your securities.

Currency exchange risks can be expected to heighten in periods of financial turmoil

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others, with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the U.S. government and governments of other major world currencies, have made, and may continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Those interventions affect currency exchange rates globally and, in particular, the value of any reference currency or base currency. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities and any return on your investment in the securities.

Even though any reference currency or base currency is traded around-the-clock, if a secondary market for the securities develops, the securities may trade only during business hours in the U.S.

The interbank market for any reference currency or base currency is a global, around-the-clock market and the value of any reference currency or base currency is quoted 24 hours a day. Therefore, the hours of trading for the securities, which may trade only during business hours in the U.S., if at all, will not conform to the hours during which any reference currency or base currency is traded. Consequently, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the relevant level, that will not be reflected immediately in the market price, if any, of the securities and at times when you will not be able to sell your securities.

The absence of last-sale and other information about any reference currency or base currency may affect the price of the securities

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in any level, and therefore any payment on the securities. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to any relevant country may not be as well-known or as rapidly or thoroughly reported in the U.S. as comparable U.S. developments. Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the value of any reference currency or base currency and must be prepared to make special efforts to obtain that information on a timely basis.

Currency exchange rates are determined in a manner that is less transparent and more susceptible to distortion and manipulation than the market prices of other assets, such as equity securities

Unlike other assets such as equity securities, currencies are not traded on regulated exchanges, and there is not a single market-determined rate that is universally accepted as the official exchange rate on a given day. Currency exchange rates are determined by private companies without the transparency and regulatory oversight that applies to the determination of other asset prices, like exchange-traded stock prices.

Furthermore, foreign currency trading is highly concentrated among a small number of market participants. Our affiliates and the agents and their affiliates are among the largest participants in foreign currency trading markets. Trading activities by a small number of market participants, including our affiliates, may therefore have a significant effect on exchange rates. The concentration of trading among a small number of market participants, combined with the lack of transparency and regulatory oversight, creates the potential for a small number of market participants to have a distorting effect on exchange rates, including as a result of activities intended to manipulate exchange rates. In fact, regulators in various countries have investigated alleged manipulation on the part of a number of significant market participants in connection with the determination of currency exchange rates. If any distortions in exchange rates resulting from these or other factors occurred in the past, the historical exchange rates included in the applicable pricing supplement could have been affected. If any such distortion occurs on the trade date or on a final valuation date, as specified in the applicable pricing supplement, the initial level or the final level could be affected in a manner that has an adverse effect on your return on the securities.

In light of allegations of manipulation of foreign currency markets, it is possible that regulators will impose new rules on foreign currency trading or that changes will occur in the manner in which reference exchange rates are determined. It is impossible to predict whether any such changes will occur or what their effects will be. It is possible, however, that any such changes could reduce liquidity in the foreign exchange markets or otherwise adversely affect the return on the securities.

Changes in interest rates may affect the trading value of the securities

Changes in interest rates are expected to affect the trading value of the securities. In general, if interest rates in a base currency country increase or interest rates in a reference currency country decrease, the applicable base currency is expected to appreciate relative to the applicable reference currency. Conversely, if the interest rates in a base currency country decrease or interest rates in a reference currency country increase, the applicable reference currency is expected to appreciate relative to the applicable base currency.

Interest rates may affect the economies of a relevant country, and, in turn, the exchange rates and therefore the value of a reference currency or base currency. The impact of changes in interest rates in any relevant country may either offset or magnify changes in interest rates in any other relevant country.

The securities may be subject to concentration risk

If the securities are linked only to reference exchange rates, you will not benefit from the advantages of a diversified investment. Instead, you will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the securities may be more adversely affected by a single economic, political, regulatory or other occurrence affecting a single market sector, market segment or geographical region. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of market sectors and segments, asset classes and/or geographical regions represented.

In addition, the fact that the securities may be linked to multiple underlyings or a basket does not mean that the securities represent a diversified investment. Although the underlyings or basket components may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, securities linked to a basket of emerging markets currencies relative to the U.S. dollar will have concentrated exposure to emerging markets, and such basket components may respond in similar ways to economic events that affect emerging markets generally.

Furthermore, the securities are subject to the credit risk of Credit Suisse. No amount of diversification across basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the securities.

Any reference currency or base currency may be replaced by another currency following a succession event

If a reference currency or base currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency, or any relevant country divides into two or more countries or economic regions, each with a different lawful currency immediately after that event (each such event, a “succession event”), that reference currency or base currency will be replaced with another currency (a “successor currency”). If a succession event occurs, you will become subject to the performance of the successor currency instead of the reference currency or base currency it replaces. In addition, for securities linked to multiple reference currencies and/or multiple base currencies, if any reference currency or base currency is replaced with a successor currency that is the same as another reference currency or base currency, your exposure to that reference currency or base currency, as applicable, may be effectively increased. Please refer to “Description of the Securities — Changes to the calculation of an underlying” in order to understand these and other adjustments that may be made to your securities. The occurrence of a succession event and the consequent adjustments may materially and adversely affect the amount payable with respect to the securities and/or the value of the securities.

Historical performance of any underlying or basket is not indicative of future performance

The future performance of any underlying(s) or basket cannot be predicted based on its historical performance. We cannot guarantee that the future levels or the final level(s) of any underlying(s) or basket will result in a positive return on your overall investment in the securities or the return of any of your investment.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on payments of coupons on debt instruments.

One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivatives or similar instruments linked or related to, any underlying to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the securities, depending on market conditions and other factors (including the level of any underlying), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, the underlyings. These other hedging activities may occur from time to time before the securities mature and will depend on market conditions and other factors (including the levels of the underlyings). In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we, or one or more of our affiliates, have a hedge position in any currencies on which any underlying(s) depend or in any instruments linked or related to any such currencies or underlying(s), we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity or early redemption, if applicable, of any securities. Depending, among other things, on future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

In addition, we or one or more of our affiliates may purchase, or otherwise acquire a long or short position in, the securities from time to time and may, in our or its sole discretion, hold, resell, exercise, cancel or retire such offered securities. We or one or more of our affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in, or options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, any underlying, we or one or more of our affiliates may liquidate all or a portion of those holdings at or about the time of the maturity or early redemption of, or the payment of any interest or coupon(s) on, the securities. Depending, among other things, on future market conditions and other factors, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities described in this section will not be limited to any particular exchange or market and may be influenced by a number of factors. It is possible that we or one or more of our affiliates may receive a profit from such hedging activities, even if the market value of the securities has declined. We are only able to determine profits or losses from any such hedging position when such position is closed out and any offsetting hedging position(s) are taken into account.

The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. This cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing such hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

We have no reason to believe that our hedging activities, as well as those of our affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments, or on the value of the securities or the underlyings. However, we cannot guarantee that our hedging activities, as well as those of our affiliates, will not affect such prices or values. We will use the remainder of the proceeds from the sale of the securities for the general corporate purposes described above.

Description of the Securities

This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The securities are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each currency (a “reference currency”) relative to a base currency (a “base currency”) as a “reference exchange rate” or an “underlying” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The securities will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will not be listed on any securities exchange.

The securities are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the securities is subject to our ability to pay our obligations as they become due.

The applicable pricing supplement will contain important terms relating to the determination of any payments on the securities. These may include: “buffer amount,” “buffer level,” “call return,” “contingent minimum return,” “coupon barrier level,” “coupon payment date(s),” “early redemption amount,” “early redemption date(s),” “early redemption notice date(s),” “downside leverage factor,” “final level,” “fixed payment percentage,” “initial level,” “knock-in level,” “lowest performing underlying,” “maximum return,” “observation date(s),” “observation period(s),” “security performance factor,” “strike date,” “threshold level,” “trigger observation date(s),” “trigger level,” “upside participation rate” and “underlying return.”

If your securities are linked to the performance of a basket, we may refer to the underlying return an as the “basket return,” and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

Coupons

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities, the applicable amount of any such coupons and/or rate per annum, as well as any other terms and conditions relating to the calculation, frequency and payment of such coupons.

For securities that pay coupons, each “coupon period” will be (i) the period beginning on, and including, the original issue date of the securities to, and excluding, the first scheduled coupon payment date, and each successive period beginning on, and including, a scheduled coupon payment date to, but excluding, the next scheduled coupon payment date, except the final coupon period, which will be from, and including, the preceding scheduled coupon payment date to, and excluding, the earlier of the scheduled maturity date or early redemption date, as the case may be, or (ii) the period specified in the applicable pricing supplement. The postponement of any coupon payment date will not shorten or lengthen any relevant coupon period.

Early redemption; defeasance

The securities may be subject to an automatic redemption and/or may be redeemable prior to maturity at our option (the automatic redemption and redemption at our option, each, an “early redemption”), in each case in whole or in part, on such date(s) as specified in the applicable pricing supplement and upon such notice, if applicable, as may be specified in the applicable pricing supplement (such date(s), the “early redemption notice date(s)”).

If the securities are redeemed prior to the maturity date, you will receive only the principal amount of the securities or such other amount as specified in the applicable pricing supplement and any applicable coupons to, and including, the early redemption date. This payment will not be increased to include reimbursement for any discounts or commissions and hedging and other transactions costs, even upon early redemption. In this case, you will lose the opportunity to continue to accrue and be paid coupons, or to participate in the positive or inverse performance of any underlying or basket, from the early redemption date to the originally scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The securities are not subject to redemption at the option of any security holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.”

Maturity date

The maturity date of the securities will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, unless the next business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The maturity date is subject to postponement if the final valuation date is postponed for any reason, as described under “— Postponement of calculation dates” below.

No coupons or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

Unless previously redeemed or purchased by us and cancelled, the securities will be redeemed on the maturity date for an amount of cash determined as set forth in the applicable pricing supplement.

Certain definitions

The following terms used in this product supplement have the following definitions:

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law or executive order to close.

A “calculation date” is any trigger observation date, observation date, valuation date, trade date or strike date, if applicable, and any other day as specified in the applicable pricing supplement, subject to the provisions described under “— Postponement of calculation dates” below.

“Day count fraction” means, with respect to the calculation of any amount of interest on any security for any period of time, from, and including, the first day of such period to, but excluding, the last day of such period (a “calculation period”):

•	if “actual/actual” or “actual/actual — ISDA” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365 (or, if any portion of such calculation period falls in a leap year, the sum of (A) the actual number of days in such portion of such calculation period falling in a leap year divided by 366 and (B) the actual number of days in such portion of such calculation period falling in a non-leap year divided by 365);

•	if “actual/365” or “actual/365 (fixed)” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365;

•	if “actual/360” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 360;

•	if “30/360,” “360/360” or “bond basis” is specified in the applicable pricing supplement, a fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

•	if “30E/360” or “Eurobond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31, in which case D2 will be 30;

•	if “30E/360 (ISDA)” is specified in the applicable pricing supplement, a fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

The “final valuation date” will be the last valuation date specified in the applicable pricing supplement, subject to the market disruption provisions described under “—Postponement of calculation dates” below.

An “observation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled observation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

The “spot level” is, (i) with respect to a basket, on any trading day, the level of such basket as of the valuation time calculated in accordance with the formula set forth in the applicable pricing supplement and (ii) with respect to a reference exchange rate, on any trading day, an exchange rate expressed as the amount of reference currency per one unit of base currency, in each case as reported by Reuters Group PLC (“Reuters”) or Bloomberg, L.P. (“Bloomberg”) at the valuation time on the relevant page, as specified in the relevant pricing supplement, or any substitute Reuters or Bloomberg page.

The applicable pricing supplement will specify the specific Reuters or Bloomberg page to be used and the approximate time of day (the “valuation time”) at which the relevant page will be consulted to determine the level with respect to any reference exchange rate. If a market disruption event with respect to a reference currency or base currency has occurred or is continuing or a calculation date is not a trading day with respect to a reference currency or base currency, the determination of the relevant spot levels will be postponed as described under “— Postponement of calculation dates” and “— Changes to the calculation of an underlying” herein. If a succession event with respect to a reference currency or base currency has occurred, the method of determining the relevant spot levels may be modified as described under “— Changes to the calculation of an underlying” herein.

The “strike date” will be the date set forth in the applicable pricing supplement.

The “trade date” will be the date set forth in the applicable pricing supplement.

A “trading day” with respect to a reference currency relative to a base currency, is a day, as determined by the calculation agent, on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market occur in the City of New York, New York and the principal financial centers for that reference currency and that base currency, as specified in the applicable pricing supplement, (b) banking institutions in the City of New New York, New York and those principal financial centers are not otherwise authorized or required by law, regulation or executive order to close and (c) if specified in the applicable pricing supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open.

A “trigger observation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled trigger observation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

A “valuation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the valuation date specified in the applicable pricing supplement is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

Postponement of calculation dates

General

If a spot level for any underlying is to be determined on any calculation date for the securities, but such calculation date is not a trading day for such underlying, then such calculation date for such underlying will be postponed to the immediately following trading day, unless a market disruption event has occurred or is continuing on such trading day, in which case the provisions below will apply.

If the calculation agent determines that a market disruption event has occurred or is continuing with respect to any underlying on any calculation date for which a spot level must be determined, then such calculation date for such underlying will be postponed to the first succeeding trading day for such underlying on which the calculation agent determines that no market disruption event has occurred or is continuing with respect to such underlying, unless the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying on each of the five trading days for such underlying immediately following such scheduled calculation date. In that case, (a) the fifth succeeding trading day for such underlying following such scheduled calculation date will be deemed to be the calculation date for such underlying, notwithstanding any market disruption event, and (b) the calculation agent will determine the spot level for such underlying on that deemed calculation date in good faith and in a commercially reasonable manner, taking into account the spot level last in effect prior to the commencement of the market disruption event with respect to such underlying to the extent reasonably available and any other information that it deems relevant.

Postponement of consecutive calculation dates

If two or more consecutive calculation dates are specified in the applicable pricing supplement and a market disruption event occurs or is continuing with respect to any underlying on any such calculation date (a “disrupted calculation date”) or any such disrupted calculation date is not a trading day for any underlying, then each calculation date for such underlying scheduled to occur on consecutive trading days following any such disrupted calculation date, if any, will be postponed by the corresponding number of trading days or scheduled trading days, as applicable, by which any such disrupted calculation date is postponed.

Underlyings that are not affected by a postponement

If the securities are linked to more than one underlying, the calculation date for any underlying that is not affected by a market disruption event will be the scheduled calculation date for such underlying.

Postponement of coupon payment dates, other relevant payment dates and the maturity date

If a coupon payment date is not a business day, the relevant coupon(s) will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. In addition, each coupon payment date is subject to postponement if the immediately preceding calculation date is not a trading day for any underlying or because a market disruption event with respect to any underlying has occurred or is continuing, as determined by the calculation agent, on such calculation date as described under “— Market Disruption Events” below. No coupon(s) or other payment will be payable hereon because of any such postponement of a coupon payment date.

If a calculation date (other than the final valuation date) is postponed with respect to any underlying as a result of a market disruption event, or because such calculation date is not a trading day for any underlying, to a date on or after the immediately following coupon payment date or other relevant payment date, then such coupon payment date or other relevant payment date will be postponed to the business day immediately following the latest date to which such calculation date is postponed for any underlying.

If the maturity date is not a business day, the relevant redemption amount and coupon(s) payable at maturity, if any, will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. If the final valuation date is postponed for any underlying as a result of a market disruption event or because the scheduled final valuation date is not a trading day for such underlying, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

Changes to the calculation of an underlying

Market Disruption Events

Unless otherwise specified in the applicable pricing supplement, a “market disruption event” means the occurrence or existence of any of the following:

(a)	a convertibility event;

(b)	a liquidity event;

(c)	a taxation event;

(d)	a discontinuity event;

(e)	a price source disruption event; or

(f)	any event that generally makes it impossible to convert a reference currency or a base currency into another currency (including, but not limited to, U.S. dollars),

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to maintain, establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

A “convertibility event” means an event or circumstance, as determined by the calculation agent, that, in effect, prevents, restricts or delays, as compared to the trade date, a market participant’s ability to:

(i)	convert any amount of the reference currency into the base currency or vice versa through customary legal channels; or

(ii)	convert any amount of the reference currency into the base currency or vice versa at a rate at least as favorable as the rate for domestic institutions located in a relevant country.

A “liquidity event” means a material change, as compared to the trade date, in any capital or currency controls (such as a restriction placed on the holding of assets in or transactions through any account in a relevant country by a non-resident of that relevant country) imposed by the reference currency country (or any political subdivision or regulatory authority thereof) or the base currency country (or any political subdivision or regulatory authority thereof or relevant supranational organization) which the calculation agent determines in good faith and in a commercially reasonable manner is likely to materially affect an investment in the reference currency or base currency.

A “taxation event” means the implementation by the applicable relevant country (or any political subdivision or regulatory authority thereof) of any changes to the laws or regulations relating to foreign investment in the relevant country, as applicable (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the calculation agent determines in good faith in a commercially reasonable manner are likely to materially affect an investment in the reference currency or base currency.

A “discontinuity event” means any action taken by a relevant country that has the effect of materially restricting fluctuations in the level of the reference exchange rate or materially altering any prior actions or practice designed to restrict fluctuations in the level of the reference exchange rate, each as compared to the trade date and as determined by the calculation agent in good faith and in a commercially reasonable manner.

A “price source disruption event” means the non-publication or unavailability of the reference exchange rate as provided on the applicable Reuters or Bloomberg page (or any successor or substitute page) at the applicable time as specified in the applicable pricing supplement for the determination of the reference exchange rate.

Succession Events

A “succession event” means the occurrence of either of the following events:

(a)	the reference currency or base currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

(b)	any relevant country divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after that event.

We refer to the applicable currency with respect to which a succession event has occurred as the “former currency.”

On and after the effective date of a succession event, the former currency will be deemed to be replaced with:

(i)	in the case of clause (a) above, the currency that lawfully replaces the former currency, into which the former currency is converted or redenominated, or for which the former currency is exchanged, as applicable, or

(ii)	in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from the division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the former currency, taking into account the latest available quotation for the reference exchange rate and any other information that it deems relevant.

We refer to the replacement currency determined as described in clause (i) or (ii) above as a “successor currency.”

Upon the occurrence of a succession event, the initial level will be adjusted so that the new initial level will equal the product of:

•	the original initial level; and

•	a ratio of the successor currency to the former currency, which ratio will be calculated on the basis of the exchange rate set forth by the relevant country for converting the former currency into the successor currency on the effective date of the succession event, as determined by the calculation agent.

In the event that the exchange rate is not publicly announced by the relevant country, the initial level will be adjusted by the calculation agent in good faith and in a commercially reasonable manner.

Upon the occurrence of a succession event, the calculation agent will select in good faith and in a commercially reasonable manner a substitute Reuters or Bloomberg page for purposes of determining the final level. To the extent the market convention for quoting the exchange rate for the applicable currency pair (the “successor exchange rate”) is different from the market convention for the reference exchange rate, the calculation agent will apply all calculations in a manner consistent with the original market convention in accounting for any adjustments resulting from a succession event.

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities (had the event of default not occurred) as determined by at least three, but not more than five, broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities — Book-Entry System” in the accompanying prospectus and “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the securities. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors — There may be conflicts of interest.”

Further issues

Without notice to, or the consent of, the registered holder(s) of the securities, we may from time to time create and issue further securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Amendments

We may, without the consent of the registered holder(s) of the securities or the owners of any beneficial interest in the securities, amend the securities to conform their terms to the terms set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the securities for all purposes under the securities.

Notices

Notices to holders of the securities will be made by customary means.

The Underlyings or Basket

The one or more underlyings or the basket to which the securities are linked will be specified in the applicable pricing supplement. If any underlying or basket component, as applicable, is replaced by a successor exchange rate or basket component, as applicable, as set forth above, such successor will be substituted for that underlying or basket component, for all purposes relating to the securities.

Historical performance

We will provide historical information on any underlying(s) or the basket in the relevant pricing supplement. You should not misconstrue any historical levels or prices that we may provide in any pricing supplement as an indication of the future performance of any underlying(s) or the basket. Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of securities at another time or price should consult their tax advisors regarding the U.S. federal tax consequences to them of the ownership and disposition of the securities. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to the securities;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax advisor as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax advisor about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant securities.

Tax Treatment of the Securities

There are no statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of certain securities described in this product supplement. In particular, the consequences of ownership and disposition of securities that are not treated as debt instruments for U.S. federal income tax purposes (“non-debt securities”) are subject to substantial uncertainty. For securities that are treated as debt instruments, there may be uncertainty regarding specific aspects of the timing and character of income you are required to recognize on the securities. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities. For example, the IRS could treat non-debt securities as debt instruments issued by us, with the consequences to U.S. Holders generally as described under “Tax Consequences to U.S. Holders—Securities Treated as Debt Instruments.” Under this treatment, as well as other potential alternative characterizations of the securities, you might be required to recognize taxable income at a time earlier than that described herein and/or recognize ordinary income or short-term capital gain rather than long-term capital gain.

For Non-U.S. Holders, an alternate treatment of a security could cause payments on the security to be subject to U.S. federal withholding tax as well as different information reporting requirements.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Moreover, if there is a change to the securities that results in the securities being treated as retired and reissued for U.S. federal income tax purposes, as discussed below in "Possible Taxable Event," the treatment of the securities after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of securities generally assume that the stated treatment of each type of security is respected and that no deemed retirement and reissuance of the securities has occurred. You should consult your tax advisor regarding the risk that an alternative U.S. federal income tax treatment applies to the securities.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Securities Treated as Debt Instruments

The following discussion applies to securities treated as debt instruments for U.S. federal income tax purposes.

General

The discussion below applies generally to all securities treated as debt instruments, but is subject to special rules applicable to certain categories of debt instruments described below in “—Short-Term Securities,” “—Securities Treated as Variable Rate Debt Instruments,” “—Securities Treated as Contingent Payment Debt Instruments” and “—Securities Treated as Foreign Currency Debt Instruments” and should be read in conjunction with those discussions, as applicable.

Payments of Interest. “Qualified stated interest” (as described below under “— Original Issue Discount”) on a security generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. A security that has an “issue price” that is less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount (“OID”) for U.S. federal income tax purposes (an “OID security”) unless the security satisfies a de minimis threshold under applicable Treasury regulations. Special rules governing the tax treatment of short-term securities and contingent payment debt instruments (which are not OID securities for purposes of this discussion) are described below under “— Short-Term Securities” and “— Securities Treated as Contingent Payment Debt Instruments,” respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a security generally will equal the sum of all payments required under the security other than payments of “qualified stated interest.” Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate securities (as described under “—Securities Treated as Variable Rate Debt Instruments” below). If a security provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the security was issued with OID.

If the difference between a security’s stated redemption price at maturity and its issue price is less than a de minimis amount as determined under applicable Treasury regulations, the security will not be treated as issued with OID and therefore will not be subject to the rules described below. If you hold securities with less than a de minimis amount of OID, (i) all stated interest on the securities will generally be treated as QSI and (ii) you generally will include any other discount in income, as capital gain, on a pro rata basis as principal payments are made on the security.

If you hold OID securities, you will be required to include any QSI in income when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In addition, you will be required to include OID in income as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include in ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID security. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID on the OID security that is allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the OID security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the OID security and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount (if any) payable as QSI allocable to that accrual period. The “adjusted issue price” of an OID security at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments in all prior accrual periods other than QSI.

All payments on an OID security (other than QSI) will generally be viewed first as payments of previously accrued but unpaid OID and then as a payment of principal. The “annual yield to maturity” of an OID security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID security to equal the issue price.

You may make an election to include in gross income all interest that accrues on any security (including QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

A security that is subject to early redemption may be governed by rules that differ from the general rules described above for purposes of determining its yield and maturity (which may affect whether the security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a security if the exercise of the option would lower the yield on the security. Conversely, you will generally be presumed to exercise an option to require us to repurchase a security if the exercise of the option would increase the yield on the security. If such an option were not in fact exercised, the security would be treated, solely for purposes of calculating OID, as if it were redeemed and a new security were issued on the presumed exercise date for an amount equal to the security’s adjusted issue price on that date. If such a deemed reissuance occurs when the remaining term of the securities is one year or less, it is possible that the security would thereafter be treated as a short-term debt instrument. See “— Short-Term Securities” below.

Amortizable Bond Premium. If you purchase a security (other than a contingent payment debt instrument, as described below under “—Securities Treated as Contingent Payment Debt Instruments”) for an amount that is greater than the sum of all amounts payable on the security after the purchase date, other than payments of QSI, you generally will be considered to have purchased the security with amortizable bond premium equal to such excess. If the security is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the security using a constant-yield method. If, however, the security may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the security in that accrual period. In addition, if you have purchased an OID security with amortizable bond premium, you will not be required to accrue any OID on such security. If you elect to amortize bond premium, you must reduce your tax basis in the security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “— Original Issue Discount” above) for a security with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Sale or Other Taxable Disposition of a Security. Upon a sale or other taxable disposition of a security, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described under “— Payments of Interest” above. Your tax basis in a security will equal its cost, increased by the amounts of any OID you have previously accrued with respect to the security, if any, and decreased by any amortized premium and by the amount of any other payments on the security that do not constitute QSI.

Generally, gain or loss realized upon the sale or other taxable disposition of a security will be capital gain or loss and will be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Short-Term Securities

The following discussion applies to securities with a term of one year or less (from but excluding the issue date to and including the last possible date that the securities could be outstanding pursuant to their terms) (“Short-Term Securities”). Generally, a Short-Term Security is treated as issued at a discount equal to the sum of all payments required on the security minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a Short-Term Security prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the security. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the security currently), you will be subject to rules that generally require accrual of discount on Short-Term Securities on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of Short-Term Securities that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the relevant valuation date for such a payment. You should consult your tax advisor regarding the amount and timing of any accruals on such securities.

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a Short-Term Security, you will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the security. Your tax basis in the security should equal the amount paid to acquire the security increased, if you accrue income on the security currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. The excess of the amount received at maturity over your tax basis in the security generally should be treated as ordinary income. If you sell a Short-Term Security providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax advisor regarding the treatment of a taxable disposition of Short-Term Securities providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a Short-Term Security, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the security in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a Short-Term Security providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the relevant valuation date in respect of the payment. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax advisor regarding these rules.

Securities Treated as Variable Rate Debt Instruments

The following discussion applies to floating-rate securities that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on VRDIs That Provide for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “Single Rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a Single Rate VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income (as described above under “—General—Original Issue Discount”). If a VRDI provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), the two rates will be treated for purposes of this and the next paragraph as a single variable rate.

Interest on VRDIs That Provide for Multiple Rates. This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate as “Multiple Rate VRDIs.” Under applicable Treasury regulations, in order to determine the amount of QSI and OID in respect of Multiple Rate VRDIs, an equivalent fixed-rate debt instrument must be constructed. The equivalent fixed-rate debt instrument is constructed in the following manner: (i) first, if the Multiple Rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the security and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the Multiple Rate VRDI) (the “equivalent fixed-rate debt instrument”). The rules discussed in “—General—Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the timing of accrual of any OID. You will be required to include the OID in income for federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “—General—Original Issue Discount.” QSI on a Multiple Rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If a Multiple Rate VRDI is not issued with OID, all stated interest on the Multiple Rate VRDI will be treated as QSI.

If the amount of interest you receive in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Sale or Other Taxable Disposition of a VRDI. Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI, and reduced by any payments other than QSI you received and any amortized premium. Your gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition.

Securities Treated as Contingent Payment Debt Instruments

The following discussion applies only to securities treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on the CPDIs. We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

 For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of tax accounting for U.S. federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on the CPDIs. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest with respect to the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Sale or Other Taxable Disposition of the CPDIs. Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date, and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above under “—Adjustments to Interest Accruals on the CPDIs.” As described above, the amount you are treated as receiving upon a disposition of a CPDI, whether at or prior to maturity, will be reduced by any carryforward of a net negative adjustment. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not treated as miscellaneous itemized deductions. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax advisor regarding this reporting obligation.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. You should consult your tax advisor regarding the application of these rules.

Securities Treated as Foreign Currency Debt Instruments

General. The following discussion describes certain special rules applicable to you if you hold securities treated as debt instruments that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which we refer to as “foreign currency securities.” This discussion does not address currency-linked securities or foreign currency securities that provide for contingent payments or payments in or by reference to multiple currencies, which will be discussed in the applicable pricing supplement.

The rules applicable to foreign currency securities could require some or all of the gain or loss realized upon a sale or other taxable disposition of the securities that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be treated as ordinary income or loss. The rules applicable to foreign currency securities are complex, and their application may depend on your circumstances. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S.

federal income tax situation. You should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency securities.

Payments of Interest on Foreign Currency Securities. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of QSI (or proceeds from a sale or other taxable disposition attributable to accrued QSI) in a foreign currency with respect to a foreign currency security, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency received. If you are a cash method holder and you receive a payment of QSI in U.S. dollars, you should include the amount of this payment in income upon receipt. If you are a cash method holder and you are required to accrue OID on a foreign currency security, rules similar to the rules described in the following paragraph will apply with respect to the OID.

If you use the accrual method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize foreign currency gain or loss as ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest (or OID) is actually received. The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including OID) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. You must apply this election consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Amortizable Bond Premium on Foreign Currency Securities. Amortizable bond premium on a foreign currency security is determined in the relevant foreign currency. If you elect to amortize bond premium, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. You will realize foreign currency gain or loss with respect to amortized bond premium with respect to any period by treating that amortized bond premium in the same manner as a return of principal on the sale or other taxable disposition of a foreign currency security (as discussed below). Any foreign currency gain or loss will be ordinary income or loss, as described below. If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency security will be capital loss to the extent of the bond premium.

Tax Basis in Foreign Currency Securities. Your tax basis in a foreign currency security, or the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for the security, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. If you purchase a foreign currency security with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency security on the date of purchase.

Sale or Other Taxable Disposition of Foreign Currency Securities. Foreign currency gain or loss recognized upon the sale or other taxable disposition of a foreign currency security will be ordinary income or loss that is not treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between the U.S. dollar value of your purchase price (reduced by any bond premium previously amortized as described above) in the foreign currency of the security, (i) determined on the date the payment is received in exchange for the security or the security is disposed of, and (ii) determined on the date you acquired the security. Amounts attributable to accrued but unpaid interest will be treated as payments of interest on foreign currency securities as described above. Foreign currency gain or loss realized upon the sale or other taxable disposition of any foreign currency security will be recognized only to the extent of the total gain or loss realized on the sale or other taxable disposition of the foreign currency security. Any gain or loss realized in excess of the foreign currency gain or loss will be capital gain or loss (except, in the case of a short-term security, to the extent of any discount not previously included in your income). If you recognize a loss upon a sale or other disposition of a foreign currency security above certain thresholds, you may be subject to certain reporting requirements, as described below under “Reportable Transactions.”

If you are a cash-method taxpayer who buys or sells a foreign currency security that is traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. If you are an accrual-method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations traded on established securities markets. This election cannot be changed without the consent of the IRS. You will have a tax basis in any foreign currency received on the sale or other taxable disposition of a foreign currency security equal to the U.S. dollar value of the foreign currency, determined at the time of the sale or other taxable disposition. Any gain or loss on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency securities) will be ordinary income or loss.

Securities Treated as Prepaid Financial Contracts that are Open Transactions

The following discussion applies to securities treated as prepaid financial contracts that are “open transactions” for U.S. federal income tax purposes.

In 2007, the IRS issued a revenue ruling holding that a financial instrument which is issued and redeemed for U.S. dollars, but provides a return determined by reference to a foreign currency and related market interest rates, is treated for U.S. federal income tax purposes as a debt instrument denominated in the foreign currency. While the securities are likely to be distinguishable in meaningful respects from the instrument described in the revenue ruling, future guidance that extends the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the securities for U.S. Holders, possibly with retroactive effect.

Tax Treatment Prior to Maturity or Disposition

Subject to the discussion under “—Possible Application of Section 1256 of the Code” below, a U.S. Holder should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to an earlier taxable disposition of the securities.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount at least equal to the issue price) prior to maturity, the consequences are not entirely clear. A security might be treated as terminated for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the security. In addition, the timing and character of income you recognize in respect of the security after that time could also be affected. You should consult your tax advisor regarding the treatment of the securities in such an event.

Taxable Disposition of the Securities

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Your tax basis in a security should generally equal the amount you paid to acquire it.

Special rules apply to gain or loss recognized on securities linked to one or more foreign currencies. Upon a taxable disposition of a security, gain or loss you recognize should be treated as ordinary income or loss pursuant to Section 988 of the Code unless, before the close of the day on which you acquire the security, you make a valid election pursuant to the applicable Treasury regulations under Section 988 to treat such gain or loss as capital gain or loss (a “capital gain election”). It is unclear whether such an election is available for the securities. To make the capital gain election (assuming it is available), you must, in accordance with the detailed procedures set forth in the regulations under Section 988, either (i) clearly identify the security on your books and records on the day you acquire it as being subject to the election and file a prescribed statement verifying the election with your federal income tax return or (ii) obtain “independent verification” of the election. Assuming that you are permitted to, and do, make the election, your gain or loss on the security should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise (subject to the discussion below under “—Possible Application of Section 1256 of the Code”). Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1256 of the Code

A security might also be considered a “foreign currency contract” within the meaning of Section 1256 of the Code if the foreign currency is traded through regulated futures contracts. If a security is considered a “foreign currency contract,” you would be required to mark to market the security for U.S. federal income tax purposes and recognize any gain or loss as if the security had been sold at its fair market value on the last business day of each year it is held. In that case, if the Section 988 election described above were available and validly made, any gain or loss you recognize in respect of the security would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the period during which you had held the security. You should consult your tax advisor regarding the possible application of Section 1256 of the Code to the securities.

Securities Treated as Prepaid Financial Contracts with Associated Coupons

The following discussion applies to securities treated for U.S. federal income tax purposes as prepaid financial contracts with one or more associated coupon payments.

The discussions under “—Securities Treated as Prepaid Financial Contracts that are Open Transactions,” other than “—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Tax Treatment Prior to Disposition or Maturity” apply to the securities addressed in this section.

Coupon Payments

The U.S. federal tax treatment of coupon payments on the securities is unclear. The discussion herein generally assumes that the coupon payments on the securities are taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ. A different treatment could also affect your tax basis in the securities, and therefore the amount of gain or loss you recognize on a disposition of the securities. Except where stated otherwise, the discussion herein assumes that the coupon payments are taxable as ordinary income at the time received or accrued in accordance with your regular method of tax accounting.

In the case of any coupon payment on the securities made in foreign currency, it would be reasonable to translate the payment into U.S. dollars at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. You should consult your tax advisor concerning the treatment of coupon payments made in foreign currency, including the proper method for translating foreign currency received into U.S. dollars and the potential recognition of foreign currency gain or loss in connection with your receipt of such coupon payments.

If the payment at maturity on a security becomes fixed (or subject to a fixed minimum amount at least equal to the issue price) prior to maturity, the consequences are not entirely clear. A security might be treated as terminated for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the security. In addition, the timing and character of income you recognize in respect of the security after that time could also be affected. You should consult your tax advisor regarding the treatment of the securities in such an event.

Securities Treated as Put Options and Deposits

The following discussion applies to securities treated as a put option (the “Put Option”) written by you with respect to the underlying, secured by a deposit equal to the issue price of the security (the “Deposit”). This discussion generally assumes that the issue price of the security is equal to the amount due at maturity of the security (excluding the final coupon payment on the security) if the final value of the underlying equals or exceeds its initial value.

Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

Coupon Payments

Subject to any discussion in the applicable pricing supplement and the discussion below under “—Securities Denominated in Foreign Currency,” interest on the Deposits should generally be treated as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting.

If the term of the securities is not more than a year, taking into account the latest possible date on which the securities could be repaid according to their terms, the special rules under “—Securities Treated as Debt Instruments—Short-Term Securities” should apply to interest on the Deposits.

The Put Premium should not be taken into account until retirement (which for purposes of this discussion includes an early redemption) or earlier sale or exchange of the security.

Taxable Disposition Prior to Retirement

Upon a taxable disposition of a security prior to retirement, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of the disposition. If the value of the Put Option is negative, you should be treated as having made a payment of such negative value to the purchaser in exchange for the purchaser’s assumption of the Put Option, in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (other than any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest) and (ii) your basis in the Deposit (i.e., the price you paid to acquire the security). Such gain or loss should be long-term capital gain or loss if you have held the security for more than one year, and short-term capital gain or loss otherwise. See “—Securities Treated as Debt Instruments—Short-Term Securities” for special rules applicable to the Deposit if the term of the securities is no more than a year.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. Subject to the possible availability of a capital gain election, as described above under “—Securities Treated as Prepaid Financial Contracts that are Open Transactions,” the gain or loss should be ordinary income or loss.

The discussion in this section is subject to the discussion below under “—Securities Denominated in Foreign Currency.”

Tax Treatment at Retirement

The coupon payment received upon retirement will be treated as described above under “Coupon Payments.”

If a security is retired for its stated principal amount (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case, subject to the possible availability of a capital gain election, as described above under “—Securities Treated as Prepaid Financial Contracts that are Open Transactions,” you should recognize ordinary income in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received upon retirement.

At maturity, if you receive an amount of cash, not counting the final coupon payment, that is different from the stated principal amount, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, subject to the possible availability of a capital gain election, as described above under “—Securities Treated as Prepaid Financial Contracts that are Open Transactions,” you should recognize ordinary income or loss with respect to the Put Option in an amount equal to the difference between (i) the sum of the total Put Premium received (including the Put Premium received at maturity) and the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

The discussion in this section is subject to the discussion below under “—Securities Denominated in Foreign Currency.”

Securities Denominated in Foreign Currency

If the securities are denominated in a foreign currency or the payments on the Deposit are determined by reference to a foreign currency, the Deposit should generally be subject to the rules applicable to foreign currency debt instruments. See “—Securities Treated as Debt Instruments—Securities Treated as Foreign Currency Debt Instruments.”

Prospective purchasers should consult their tax advisors regarding the application of Section 988 to the securities.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a security, you should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities.

As discussed below under “Possible Taxable Event,” under certain circumstances, the securities could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued securities might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued securities, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax advisor regarding the consequences of a significant modification of the securities.

Coupon Payments on the Securities

This section is subject to the discussions below under “FATCA.”

In the case of securities treated as debt for U.S. federal income tax purposes, you generally should not be subject to U.S. federal income or withholding tax on coupon payments on the securities, assuming you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person.

In the case of securities other than those treated as debt for U.S. federal income tax purposes, we currently do not intend to treat coupon payments as subject to U.S. federal withholding tax, assuming you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person. However, because of the uncertain treatment of the securities, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

If income on the securities is effectively connected with your conduct of a trade or business in the United States, see “—Effectively Connected Income” below.

Sale, Exchange or Retirement of the Securities

 Subject to the discussion below under “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts you receive on a sale, exchange or retirement of a security, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the securities are effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Possible Taxable Event

A succession event, as defined above in “Description of the Securities—Changes to the calculation of an underlying—Succession Events” could result in a significant modification of the affected securities.

A significant modification would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification.

You should consult your tax advisor regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Fungibility of Subsequent Issuances of the Securities

We may, without the consent of the holders of outstanding securities, issue additional securities with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original securities, these additional securities may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original securities.

In the case of securities treated as debt for U.S. federal income tax purposes, the additional securities may be considered to have been issued (in whole or in part) with OID even if the original securities had no OID, or the additional securities may have a greater amount of OID than the original securities. These differences may affect the market value of the original securities if the additional securities are not otherwise distinguishable from the original securities.

U.S. Federal Estate Tax

 A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), holds the security at the time of the individual’s death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property deemed situated in the United States. Individual Non-U.S. Holders, and the entities mentioned above, should consult their tax advisors regarding the U.S. federal estate tax consequences of an investment in the securities in their particular situation.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the securities is not expected, if we, a calculation agent or other person were to exercise discretion under the terms of a security and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax advisor regarding these rules.

Information Reporting and Backup Withholding

Payments on the securities as well as the proceeds of a sale, exchange or other disposition (including retirement) of the securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to interest from U.S. sources. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of securities that provide for U.S.-source interest, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding securities through a non-U.S. intermediary, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable pricing supplement, we will not be required to pay any additional amounts with respect to amounts withheld in respect of U.S. federal income taxes.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the securities with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the Issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of the securities, and each fiduciary who causes any entity to purchase or hold the securities, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the securities on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the securities that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the securities, or as a result of any exercise by us or our affiliates of any rights in connection with the securities, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the securities is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such securities and not a fiduciary to such purchaser.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Underwriting (Conflicts of Interest)

We will sell the securities to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the securities it has purchased as principal to other dealers. Each Agent may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

We may also sell securities to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the securities it has purchased as principal to other dealers. That Agent may sell the securities to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of securities that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of securities will be a new issue of securities with no established trading market. CSSU intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. The securities will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the securities in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the securities or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the offering documents relating to the securities may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

Notice to Investors

Argentina

This document, and the documents related to the offering of the Securities, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores” or the “CNV” after its acronym in Spanish) for approval. Thus, the CNV has neither approved nor disapproved them, nor has the CNV passed upon or endorsed the merits of any offering or the accuracy or adequacy of such documents. Accordingly, the Securities may not be offered or sold to the public in Argentina, and, therefore, any transaction involving the Securities within Argentina must be done in a manner that does not constitute a public offering or a public distribution of the Securities under Argentine laws. This document does not constitute an offer to sell any of  or an invitation to purchase,  the Securities referred to therein to any prospective purchaser of the Securities in Argentina, nor do they constitute a solicitation of any prospective purchaser of the Securities in Argentina of an offer to buy or invitation to purchase any of the Securities referred to therein, under circumstances in which such offer, invitation or solicitation, as applicable, would be unlawful.

Bahamas

The securities may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The securities may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the securities may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The securities have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the securities in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the securities and further represents and warrants that it is not buying or selling the securities in connection with an invitation to buy or sell the securities to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”). Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the securities (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the Securities

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the securities unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the notes have been registered with the Comisión para el Mercado Financiero (legal successor of the Superintendencia de Valores y Seguros) pursuant to Law No. 18,045,the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the notes in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE SECURITIES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE SECURITIES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The securities have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the securities are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the securities shall not be offered or sold to the public in Costa Rica by means of massive communication or general solicitation, nor shall be placed or distributed between more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the securities, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the securities in Costa Rica. Nothing in this document or any other documents, information or communications related to the securities shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the securities in the Costa Rica.

Dominican Republic

“Nothing in this document constitutes a public offering of securities for sale in the Dominican Republic. The securities have not been, and will not be, registered with the Superintendence of the Securities Market of the Dominican Republic (“Superintendencia del Mercado de Valores”), under Dominican Securities Market Law No. 249-17, and the securities may not be publicly offered or sold within the territory of the Dominican Republic.”

Ecuador

(a)	to the extent the securities qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the securities cannot be publicly offered, sold or advertised within Ecuadorian territory; and

(b)	to the extent the securities could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the securities in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the securities constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the securities may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the securities on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE SECURITIES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE SECURITIES CANNOT BE PUBLICLY OFFERED OR SOLD IN EL SALVADOR; AND (II) THE SECURITIES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

Guatemala

A broker dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

(a)	The securities are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

(b)	The securities are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS SECURITY MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW,  LEGISLATIVE DECREE NO. 8–2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Israel

THIS OFFERING MEMORANDUM AND SHARES OFFERED BY THIS OFFERING MEMORANDUM HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AND SHARES MAY BE OFFERED IN ISRAEL ONLY TO INVESTORS OF THE CATEGORIES LISTED IN THE FIRST SUPPLEMENT TO SECURITIES LAW, AS AMENDED (“SOPHISTICATED INVESTORS”) AND WHO IN EACH CASE HAVE PROVIDED WRITTEN CONFIRMATION THAT THEY QUALIFY AS SOPHISTICATED INVESTORS, AND THAT THEY ARE AWARE OF THE CONSEQUENCES OF SUCH DESIGNATION AND AGREE THERETO; IN ALL CASES UNDER CIRCUMSTANCES THAT WILL FALL WITHIN THE PRIVATE PLACEMENT OR OTHER EXEMPTIONS OF THE ISRAELI SECURITIES LAW OF 1968 (THE “SECURITIES LAW”) AND THE JOINT INVESTMENT IN TRUST LAW OF 1994 (THE “JOINT INVESTMENT TRUSTS LAW”), AS AMENDED AND ANY APPLICABLE GUIDELINES, PUBLICATION OR RULINGS ISSUED FROM TIME TO TIME BY THE ISRAEL SECURITIES AUTHORITY. THIS OFFERING MEMORANDUM IS INTENDED ONLY TO SOPHISTICATED INVESTORS. ANY SUCH INVESTOR WHO PURCHASES SHARES IS PURCHASING SUCH SHARES FOR ITS OWN BENEFIT AND ACCOUNT AND NOT WITH THE AIM OR INTENTION OF DISTRIBUTING OR OFFERING SUCH SHARES TO OTHER PARTIES. AS A PREREQUISITE TO THE RECEIPT OF A COPY OF THIS OFFERING MEMORANDUM OR MAKING AN INVESTMENT A RECIPIENT MAY BE REQUIRED TO PROVIDE CONFIRMATION THAT IT IS A SOPHISTICATED INVESTOR PURCHASING SHARES FOR ITS OWN ACCOUNT. THE OFFERING MEMORANDUM MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE, NOR BE FURNISHED TO ANY OTHER PERSON OTHER THAN THOSE SOPHISTICATED INVESTORS TO WHOM COPIES HAVE BEEN SENT.

NOTHING IN THIS OFFERING MEMORANDUM SHOULD BE CONSIDERED INVESTMENT ADVICE OR INVESTMENT MARKETING AS DEFINED IN THE REGULATION OF INVESTMENT ADVICE, INVESTMENT MARKETING AND PORTFOLIO MANAGEMENT LAW OF 1995 (THE “ADVICE LAW”). NEITHER THE ISSUER OR ANY AFFILIATE THEREOF IS SUBJECT TO THE ADVICE LAW, AND FOR THE AVOIDANCE OF DOUBT, NEITHER THE ISSUER NOR ANY AFFILIATE THEREOF HOLDS A LICENSE UNDER THE ADVICE LAW NOR DOES IT CARRY INSURANCE THEREUNDER. INVESTORS ARE ENCOURAGED TO SEEK COMPETENT INVESTMENT ADVICE FROM A LOCALLY LICENSED INVESTMENT ADVISOR OR ANY OTHER TAX, LEGAL, FINANCIAL OR OTHER ADVICE PRIOR TO MAKING THE INVESTMENT WHICH SHALL BE MADE IN ACCORDANCE WITH THE INVESTORS OWN UNDERSTANDING AND DISCRETION.

Mexico

The securities have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico.  The securities may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The securities, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law–Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same. Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission). Any representation to the contrary is unlawful. Every investor of the securities must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the securities.

The offering and transferability of the securities is restricted and there will be no public market for them.

Investors may not act, in regard to the securities, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any securities must agree: (i) not to make an offer to resell said securities to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the securities through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The securities will not be subject to a public offering in the Republic of Peru. Therefore, this document and other offering materials relating to the offer of the securities have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores – “SMV”). This document and other offering materials relating to the offer of the securities are being supplied only to those Peruvian institutional investors who have expressly requested it. They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof. Each Pension Fund should determine the eligibility of the securities based on its own analysis of this document and the other offering materials related to the offer. In case the securities comply with the regulatory requirements and thus are considered eligible, such decision should be recorded on the “Eligibility Registry” managed by each Pension Fund, as required by Peruvian law. Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the securities to determine their ability to invest in them. Accordingly, the securities may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

Restrictions on Transfer

No holder of the securities may distribute or offer to sell any securities to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a holder of the securities to distribute or offer to sell a security to a Trinidad and Tobago resident:

(a)	if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

(b)	unless such consent is made conditional upon the holder of the securities ensuring that each purchaser of the securities enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any securities without their prior written consent.

Uruguay

The debt securities are not and will not be registered with the Central Bank of Uruguay. The debt securities are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The debt securities will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG